                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant /X/
    Filed by a Party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / /  Soliciting Material Pursuant to Section240.14a-11(c) or
         Section240.14a-12

                                   PHOENIX TECHNOLOGIES LTD.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required.
/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
     and 0-11.
     (1) Title of each class of securities to which transaction applies:
         -----------------------------------------------------------------------
     (2) Aggregate number of securities to which transaction applies:
         -----------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
         -----------------------------------------------------------------------
     (4) Proposed maximum aggregate value of transaction:
         -----------------------------------------------------------------------
     (5) Total fee paid:
         -----------------------------------------------------------------------
/ /  Fee paid previously with preliminary materials.
/ /  Check box if any part of the fee is offset as provided by Exchange Act
     Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     (1) Amount Previously Paid:
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
                           PHOENIX TECHNOLOGIES LTD.
                            411 EAST PLUMERIA DRIVE
                           SAN JOSE, CALIFORNIA 95134
                                 (408) 570-1000

                            ------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                         TO BE HELD ON FEBRUARY 1, 2000

                             ---------------------

    Notice is hereby given that the Annual Meeting of Stockholders of Phoenix Technologies Ltd., (the "Company" or "Phoenix") will be held at the Beverly Heritage Hotel located at 1820 Barber Lane, Milpitas, California 95035, on February 1, 2000, at 10:00 a.m., California Time, to consider and act upon the following matters:

    1.  To elect two Class 1 Directors to the Board of Directors of the Company;

    2. To approve an amendment to the Company's 1999 Stock Plan to increase the number of shares reserved for issuance thereunder by 700,000;

    3. To approve the Company's 1999 Director Stock Option Plan and authorize 150,000 shares reserved for issuance thereunder;

    4. To approve the Amended 1991 Employee Stock Purchase Plan, which includes an increase to the number of shares reserved for issuance thereunder by 350,000 shares;

    5. To ratify the selection by the Board of Directors of Ernst & Young LLP as the Company's independent public accountants for the current fiscal year; and

    6. To transact such other business as may properly come before the meeting or any adjournments thereof.

    Stockholders of record at the close of business on December 14, 1999 will be entitled to vote at the meeting or any adjournments thereof.

    All stockholders are cordially invited to attend the meeting.

                                          Linda V. Moore
                                          SECRETARY

December 27, 1999

                                PROXY STATEMENT
                           PHOENIX TECHNOLOGIES LTD.
                            411 EAST PLUMERIA DRIVE
                           SAN JOSE, CALIFORNIA 95134

                            ------------------------

             PROXY STATEMENT FOR THE ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD FEBRUARY 1, 2000

                            ------------------------

    This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of Phoenix Technologies Ltd. (the "Company" or "Phoenix") of proxies for use at the Annual Meeting of Stockholders of the Company (the "Meeting") to be held on February 1, 2000, at the Beverly Heritage Hotel located at 1820 Barber Lane, Milpitas, California, commencing at 10:00 a.m., California time, and at any adjournments thereof. All proxies are solicited for the purposes set forth herein and in the Notice of Annual Meeting of Stockholders that accompanies this proxy statement. All proxies will be voted in accordance with the instructions contained therein, and, if no choice is specified, the proxies will be voted in favor of the nominees and the proposals set forth in the accompanying Notice of Meeting and this Proxy Statement. The date of this Proxy Statement is December 27, 1999, the approximate date on which this Proxy Statement and the accompanying form of proxy were first sent or given to stockholders.

                              GENERAL INFORMATION

    CERTAIN FINANCIAL INFORMATION. The Company's Annual Report on Form 10-K for the fiscal year ended September 30, 1999 is enclosed with this Proxy Statement.

    VOTING SECURITIES. Only stockholders of record as of the close of business on December 14, 1999 (the "Record Date") will be entitled to vote at the meeting and any adjournment thereof. As of the Record Date, there were 24,310,716 shares of the Company's Common Stock issued and outstanding. Stockholders may vote in person or by proxy. Each holder of shares of Common Stock is entitled to one
(1) vote on the proposals presented in this Proxy Statement for each share of the stock held and one vote for each director to be elected. There is no cumulative voting in connection with the election of directors.

    QUORUM. The required quorum for transacting business at the Annual Meeting is a majority of the votes eligible to be cast by holders of shares of Common Stock issued and outstanding on the Record Date. Shares that are voted "FOR", "AGAINST" or "WITHHELD" from a matter are treated as being present at the Annual Meeting for purposes of establishing a quorum and are also treated as shares entitled to vote at the Annual Meeting (the "Votes Cast") with respect to such matter.

    ABSTENTIONS. While there is no definitive statutory or case law authority in Delaware as to the proper treatment of abstentions, the Company believes that abstentions should be counted for purposes of determining both (i) the presence or absence of a quorum for the transaction of business and (ii) the total number of Votes Cast with respect to a proposal (other than the election of directors). In the absence of controlling precedent to the contrary, the Company intends to treat abstentions in this manner. Accordingly, abstentions will have the same effect as a vote against the proposal.

    BROKER NON-VOTES. Broker non-votes will be counted for purposes of determining the presence or absence of a quorum for transacting business, but will not be counted for purposes of determining the number of Votes Cast with respect to the particular proposal on which the broker has expressly not voted. Accordingly, broker non-votes will not affect the outcome of the voting on a proposal that requires a majority of the Votes Cast (such as the approval of a plan).

    SOLICITATION OF PROXIES. The cost of soliciting proxies will be borne by the Company. In addition to soliciting stockholders by mail and through its regular employees, the Company will request brokers, custodians, nominees and other record holders to forward copies of the proxy and other soliciting material to persons for whom they hold shares of Common Stock of the Company, and to request authority for the exercise of proxies; in such cases, the Company, upon request of the record holders, will reimburse such holders for their reasonable expenses. The Company may use the services of its officers, directors and others to solicit proxies personally or by telephone, facsimile or electronic mail, without additional compensation. The Company has also retained Morrow & Co., Inc. to assist in obtaining proxies for the Annual Meeting from brokers, nominees of stockholders and institutional investors. The estimated fee for such services, which is not contingent upon the outcome of the voting, is $6,500 plus out-of-pocket expenses.

    VOTING OF PROXIES. All valid proxies received prior to the meeting will be voted. All shares presented by a proxy will be voted, and where a stockholder specifies by means of the proxy a choice with respect to any matter to be acted upon, the shares will be voted in accordance with the specification so made. If no choice is indicated on the proxy, the shares will be voted FOR all nominees, FOR all other proposals described herein and as the proxy holders may determine in their discretion with respect to any other matters that properly come before the meeting. See "Transaction of Other Business." A stockholder giving a proxy has the power to revoke his or her proxy, at any time prior to the time it is voted, by delivering to the Secretary of the Company a written instrument revoking the proxy or a duly executed proxy with a later date, or by attending the meeting and voting in person.

                                 PROPOSAL NO. 1
                             ELECTION OF DIRECTORS

    The Company's nominees for election at the Annual Meeting of Stockholders to Class 1 of the Board of Directors are George Huang and Anthony P. Morris (the "Nominees"). Messrs. Huang and Morris are presently Class 1 Directors of the Company. The Company expects each of the Nominees to be available to serve as a Director. If, however, either of the Nominees is unable or declines to serve for any reason, proxies may be voted for such substitute nominee as the Board of Directors may designate.

    The Company's Bylaws provide for a classified Board of Directors consisting of two Class 1 Directors (Messrs. Huang and Morris), two Class 2 Directors (Messrs. Fisher and Sun) and two Class 3 Directors (Messrs. Sisto and Kay). The Class 1, 2 and 3 Directors serve staggered three-year terms. A stockholder may not cast votes for more than two nominees. The two Class 1 directors to be elected at the 2000 Annual Meeting of Stockholders will be elected to hold office until the Annual Meeting of Stockholders in 2003 and until their successors have been elected and qualified.

    REQUIRED VOTE. If a quorum is present and voting at the Annual Meeting, the two nominees receiving the highest number of affirmative votes will be elected as Class 1 directors. Votes withheld from any director are counted for purposes of determining the presence or absence of a quorum, but have no other legal effect under Delaware law.

    NOMINEES AND OTHER DIRECTORS. The following table sets forth the name and age of each nominee and each director of the Company whose term of office continues after the Annual Meeting, the principal occupation of each during the past five years and the period during which each has served as a director of the Company. Each nominee is currently serving as a director of the Company. The

Directors whose names are followed by an asterisk (*) are members of the Audit Committee or the Compensation Committee, or both.

                                                                DIRECTOR
DIRECTOR NAME                                         AGE         SINCE      POSITION AND CURRENT OFFICES WITH THE COMPANY
------------------------------------------------  -----------  -----------  ------------------------------------------------
Ronald D. Fisher*...............................      52          1990      Director; Chairman
George Huang....................................      57          1998      Director; Vice Chairman
Jack Kay........................................      53          1995      Director
Anthony P. Morris*..............................      53          1993      Director
Albert E. Sisto.................................      51          1999      Director; President and Chief Executive Officer
Anthony Sun*....................................      46          1998      Director

    Mr. Fisher has served as Chairman of the Board for the Company since
June 1994. From January 1990, when he joined the Company, until October 1995, Mr. Fisher held the additional title of Chief Executive Officer. Mr. Fisher currently serves as the Vice Chairman of SOFTBANK Holdings, Inc. Mr. Fisher is also a director of MicroTouch Systems, Inc., Segue Software, Inc., and SOFTBANK Corporation, Japan.

    Dr. Huang was appointed to the Board in November 1998 and was elected to serve as Vice Chairman. Dr. Huang served as Chairman of the Board of Directors, President, Chief Executive Officer and Director of Award Software
International, Inc. from July 1993 until Award merged with the Company in September 1998. Dr. Huang is Chairman of the Board of Directors of GCH
Systems, Inc. ("GCH"), a company that develops and markets embedded controllers, Application Specific Integrated Circuits and PC Systems, and from January 1984 until November 1994, he also served as Chief Executive Officer of GCH. From February 1987 to the present, Dr. Huang has served as a Director of GCH-SunSystems Company Ltd. ("GSS"), a subsidiary of GCH. From January 1990 to May 1996, Dr. Huang served as a Director of Fidelity Venture Capital Corporation ("FVCC"), a shareholder of GCH and Award.

    Mr. Kay has served as President and Chief Executive Officer of the Company from October 1, 1995 to June, 1999. He joined the Company as Vice President of Worldwide Sales in May 1990. In January 1992, he was appointed Senior Vice President and Chief Operating Officer. In June 1994, he was promoted to President and Chief Operating Officer.

    Mr. Morris has served as a Director of the Company since 1993. Mr. Morris is a principal with Morris & Associates, a management consulting and financial advisory firm he founded in 1987. He is also an investor in a number of private technology companies.

    Mr. Sisto joined the Company as President and Chief Executive Officer and was appointed to the Board in June 1999. He was formerly Chief Operating Officer of RSA Data Security, Inc. from 1997 to 1999. He served as President, Chairman and CEO of DocuMagix from 1994 to 1997. From 1989 to 1994 Mr. Sisto served as the President and CEO of PixelCraft, Inc. Mr. Sisto also serves on the Boards of Directors of Insignia Solutions, Plc. hi/fn Inc., efax.com, and Tekgraf, Inc.

    Mr. Sun was appointed to the Board in 1998. From 1979 to the present, Mr. Sun has been a general partner at Venrock Associates, a venture capital firm. Previously, Mr. Sun was employed by Hewlett Packard, TRW and Caere Corporation. Mr. Sun served as director of Award from October 1995 until Award merged with the Company in September 1998. Mr. Sun is a director of Cognex Corporation, 3dFx Interactive, Inc., Inference Corporation, Komag, Inc., and Worldtalk Communications Corporation.

               MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

    During the fiscal year ended September 30, 1999 (the "Last Fiscal Year"), the Board of Directors held a total of four regularly scheduled meetings, three special meetings and took additional actions by written consent. During fiscal 1998, Messrs. Huang, Kay and Sisto attended at least 75% of the aggregate number of meetings of the Board of Directors held during the year and the total number of meetings held by all committees of the Board of Directors on which he served during the Last Fiscal Year. Mr. Fisher and Mr. Sun attended 43% and Mr. Morris attended 57% of the meetings.

    The Board of Directors has an Audit Committee and a Compensation Committee. The Company does not have a standing nominating committee of the Board of Directors or a committee performing similar functions.

    During the Last Fiscal Year, the Audit Committee, which consisted of Messrs. Fisher and Sun, met one time. The Audit Committee makes recommendations to the Board regarding appointment of the Company's independent public accountants, confers with the Company's independent public accountants regarding the scope and the results of the audit of the Company's books and accounts and reports the same to the Board of Directors, and establishes and monitors policy relative to non-audit services provided by the independent public accountants, approves services rendered by such accountants, reviews the activities and recommendations of the Company's internal audit department, and reviews and evaluates the Company's accounting systems, financial controls and financial personnel.

    During the Last Fiscal Year, the Compensation Committee, which consisted of Messrs. Sun, Fisher and Morris, met once and took additional actions by written consent. The Compensation Committee reviews salaries and other compensation arrangements for officers and other key employees of the Company, reviews the administration of the Company's stock option and stock purchase plans, and advises the Board on general aspects of the Company's compensation and benefit policies. For additional information concerning the Compensation Committee, see "EXECUTIVE COMPENSATION--Compensation Committee Interlocks and Insider Participation" and "REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS ON EXECUTIVE COMPENSATION."

                           COMPENSATION OF DIRECTORS

    Members of the Board who are not employees of the Company are paid an annual retainer of $10,000, a fee of $1,000 for each meeting of the Board of Directors they attend in person, a fee of $500 for each telephonic meeting of the Board of Directors that they attend, a fee of $500 for each Committee meeting they attend in person and a fee of $375 for each telephonic Committee Meeting that they attend. In addition, non-employee Directors who reside outside of the local area receive reimbursement of travel expenses.

    Outside Directors receive options to purchase Common Stock pursuant to the Company's 1994, 1996, 1998 and 1999 Stock Plans and will be eligible to receive options under the 1999 Director Option Plan if the stockholders approve the plan. In September, 1999 the Board changed its option grants to non-employee Directors to include an automatic initial grant of 40,000 shares for new non-employee Directors and to automatically grant options on 15,000 shares each subsequent anniversary for that Director's tenure on the Board. Board member options vest and become exercisable for 100% of the shares on the date of grant and have a term of ten years. During fiscal 1999, the Company granted stock options for 7,000 shares to Mr. Morris, having an exercise price equal to the fair market value of the Company's Common Stock on the date of grant.

                    THE BOARD OF DIRECTORS RECOMMENDS A VOTE
                          FOR MESSRS. HUANG AND MORRIS

                                 PROPOSAL NO. 2
                APPROVAL OF THE AMENDMENT TO THE 1999 STOCK PLAN

    On December 11, 1998, the Board of Directors adopted the 1999 Stock Plan (the "Plan") and reserved 1,100,000 shares of Common Stock for issuance thereunder subject to stockholder approval. In January, 1999 the stockholders approved the 1999 Stock Plan.

                                    PROPOSAL

    In November 1999, the Board of Directors amended the 1999 Stock Plan to increase the shares reserved by 700,000 shares. At the annual meeting, the stockholders are being asked to approve the amendment to increase the number of shares reserved under the 1991 Stock Plan.

                         SUMMARY OF THE 1999 STOCK PLAN

    GENERAL. The purpose of the Plan is to attract and retain the best available personnel, to provide additional incentive to the employees, directors and consultants of the Company and to promote the success of the Company's business. Options and stock purchase rights may be granted under the Plan. Options granted under the Plan may be either "incentive stock options," as defined in Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), or nonstatutory stock options.

    ADMINISTRATION. The Plan may generally be administered by the Board or a Committee appointed by the Board (as applicable, the "Administrator").

    ELIGIBILITY; LIMITATIONS. Nonstatutory stock options and stock purchase rights may be granted under the Plan to employees, directors and consultants of the Company and any parent or subsidiary of the Company. Incentive stock options may be granted only to employees. The Administrator, in its discretion, selects the employees, directors and consultants to whom options and stock purchase rights may be granted, the time or times at which such options and stock purchase rights shall be granted, and the number of shares subject to each such grant.

    Section 162(m) of the Code places limits on the deductibility for federal income tax purposes of compensation paid to certain executive officers of the Company. In order to preserve the Company's ability to deduct the compensation income associated with options and stock purchase rights granted to such persons, the Plan provides that no employee, director or consultant may be granted, in any fiscal year of the Company, options and stock purchase rights to purchase more than 125,000 shares of Common Stock. Notwithstanding this limit, however, in connection with such individual's initial employment with the Company, he or she may be granted options or stock purchase rights to purchase up to an additional 125,000 shares of Common Stock.

    TERMS AND CONDITIONS OF OPTIONS. Each option is evidenced by a stock option agreement between the Company and the optionee, and is subject to the following additional terms and conditions:

        (a) EXERCISE PRICE. The Administrator determines the exercise price of options at the time the options are granted. The exercise price of an incentive stock option may not be less than 100% of the fair market value of the Common Stock on the date such option is granted; provided, however, the exercise price of an incentive stock option granted to a 10% stockholder may not be less than 100% of the fair market value of the Common Stock on the date such option is granted. The fair market value of the Common Stock is generally determined with reference to the closing sale price for the Common Stock (or the closing bid if no sales were reported) on the last market trading day prior to the date the option is granted.

        (b) EXERCISE OF OPTION; FORM OF CONSIDERATION. The Administrator determines when options become exercisable, and may in its discretion, accelerate the vesting of any outstanding option.

    Stock options granted under the Plan generally vest and become exercisable over four years. The means of payment for shares issued upon exercise of an option is specified in each option agreement. The Plan permits payment to be made by cash, check, promissory note, other shares of Common Stock of the Company (with some restrictions), cashless exercises, a reduction in the amount of any Company liability to the optionee, any other form of consideration permitted by applicable law, or any combination thereof.

        (c) TERM OF OPTION. The term of an incentive stock option may be no more than ten (10) years from the date of grant; provided that in the case of an incentive stock option granted to a 10% stockholder, the term of the option may be no more than five (5) years from the date of grant. No option may be exercised after the expiration of its term.

        (d) TERMINATION OF EMPLOYMENT. If an optionee's employment or consulting relationship terminates for any reason other than death or disability, then all options held by the optionee under the Plan expire on the earlier of (i) the date set forth in his or her notice of grant (normally ninety days past termination) or (ii) the expiration date of such option. To the extent the option is exercisable at the time of such expiration, the optionee may exercise all or part of his or her option at any time before expiration.

        (e) DEATH OR DISABILITY. If an optionee's employment or consulting relationship terminates as a result of death or disability, then all options held by such optionee under the Plan expire on the earlier of (i) the date set forth in his or her notice of grant (normally 90 days after death or disability) or (ii) the expiration date of such option. The optionee (or the optionee's estate or the person who acquires the right to exercise the option by bequest or inheritance), may exercise all or part of the option at any time before such expiration to the extent that the option was exercisable at the time of such termination.

        (g) NONTRANSFERABILITY OF OPTIONS: Options granted under the Plan are generally not transferable other than by will or the laws of descent and distribution, and may be exercised during the optionee's lifetime only by the optionee.

        (h) OTHER PROVISIONS: The stock option agreement may contain other terms, provisions and conditions not inconsistent with the Plan as may be determined by the Administrator.

    STOCK PURCHASE RIGHTS. In the case of SPRs, unless the Administrator determines otherwise, the Restricted Stock Purchase Agreement shall grant the Company a repurchase option exercisable upon the voluntary or involuntary termination of the purchaser's employment with the Company for any reason (including death or disability). The purchase price for Shares repurchased pursuant to the Restricted Stock Purchase Agreement shall be the original price paid by the purchaser and may be paid by cancellation of any indebtedness of the purchaser to the Company. The repurchase option shall lapse at a rate determined by the Administrator.

    ADJUSTMENTS UPON CHANGES IN CAPITALIZATION. In the event that the stock of the Company changes by reason of any stock split, reverse stock split, stock dividend, combination, reclassification or other similar change in the capital structure of the Company effected without the receipt of consideration, appropriate adjustments shall be made in the number and class of shares of stock subject to the Plan, the number and class of shares of stock subject to any option or stock purchase right outstanding under the Plan, and the exercise price of any such outstanding option or stock purchase right.

    In the event of a liquidation or dissolution, any unexercised options or stock purchase rights will terminate. The Administrator may, in its discretion provide that each optionee shall have the right to exercise all of the optionee's options and stock purchase rights, including those not otherwise exercisable, until the date ten (10) days prior to the consummation of the liquidation or dissolution.

    In connection with any merger, consolidation, acquisition of assets or like occurrence involving the Company, each outstanding option or stock purchase right shall be assumed or an equivalent option or right substituted by the successor corporation. If the successor corporation refuses to assume the options and stock purchase rights or to substitute substantially equivalent options and stock purchase rights, the optionee shall have the right to exercise the option or stock purchase right as to all the optioned stock, including shares not otherwise exercisable. In such event, the Administrator shall notify the optionee that the option or stock purchase right is fully exercisable for fifteen (15) days from the date of such notice and that the option or stock purchase right terminates upon expiration of such period.

    AMENDMENT AND TERMINATION OF THE PLAN. The Board may amend, alter, suspend or terminate the Plan, or any part thereof, at any time and for any reason. However, the Company shall obtain stockholder approval for any amendment to the Plan to the extent necessary to comply with Section 162(m) and Section 422 of the Code, or any similar rule or statute. No such action by the Board or stockholders may alter or impair any option or stock purchase right previously granted under the Plan without the written consent of the optionee. Unless terminated earlier, the Plan shall terminate ten years from the date of its approval by the stockholders or the Board of the Company, whichever is earlier.

                                 REQUIRED VOTE

    If a quorum is present, the affirmative vote of the holders of a majority of the shares of Common Stock present or represented at the Meeting and voting on the matter is required for approval of Proposal No. 2.

                  THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR
                        APPROVAL OF THE 1999 STOCK PLAN

                                 PROPOSAL NO. 3
                   APPROVAL OF THE 1999 DIRECTOR OPTION PLAN

    On August 10, 1999, the Board of Directors adopted the 1999 Director Option Plan (the "Director Plan") and reserved 150,000 shares of Common Stock for issuance thereunder subject to stockholder approval. No options or rights to purchase stock have been granted pursuant to the Director Plan. The Director Plan is summarized below.

    The Board proposes the Director Plan principally to provide a continuing benefit program for attracting and retaining directors important to the future of the Company. The Board believes that stock incentive programs, such as the Director Plan, are commonly employed by companies in the software industry and, in particular, in the Silicon Valley where the Company is headquartered. At the annual meeting, the stockholders are being asked to approve the Director Plan and the reservation of shares thereunder.

                    SUMMARY OF THE 1999 DIRECTOR OPTION PLAN

    GENERAL. The purpose of the Director Plan is to attract and retain the best available personnel, to provide additional incentive to the directors of the Company and to promote the success of the Company's business. Stock options will be automatically granted under the Plan.

    ELIGIBILITY; LIMITATIONS. Stock options may be granted under the Director Plan to non-employee directors of the Company and any parent or subsidiary of the Company.

    TERMS AND CONDITIONS OF OPTIONS. Each option is evidenced by a stock option agreement between the Company and the optionee, and is subject to the following additional terms and conditions:

    (a) EXERCISE PRICE. The exercise price of an incentive stock option may not be less than 100% of the fair market value of the Common Stock on the date such option is granted.. The fair market value of the Common Stock is generally determined with reference to the closing sale price for the Common Stock (or the closing bid if no sales were reported) on the last market trading day prior to the date the option is granted.

    (b) EXERCISE OF OPTION; FORM OF CONSIDERATION. Options granted under the Director Plan vest and become exercisable for 100% of the shares on the day of grant. The means of payment for shares issued upon exercise of an option is specified in each option agreement. The Director Plan permits payment to be made by cash, check, promissory note, other shares of Common Stock of the Company (with some restrictions), cashless exercises, a reduction in the amount of any Company liability to the optionee, any other form of consideration permitted by applicable law, or any combination thereof.

    (c) TERM OF OPTION. The term of an incentive stock option may be no more than ten (10) years from the date of grant.. No option may be exercised after the expiration of its term.

    (d) TERMINATION OF EMPLOYMENT. If an optionee's service as an Outside Director terminates for any reason other than death or disability, then all options held by the optionee under the Plan expire on the earlier of (i) the date set forth in his or her notice of grant (normally ninety days past termination) or (ii) the expiration date of such option. To the extent the option is exercisable at the time of such expiration, the optionee may exercise all or part of his or her option at any time before expiration.

    (e) DEATH OR DISABILITY. If an optionee's service as an Outside Director terminates as a result of death or disability, then all options held by such optionee under the Plan expire within 12 months following termination of Outside Directors service. The optionee (or the optionee's estate or the person who acquires the right to exercise the option by bequest or inheritance), may exercise all or part of the option at any time before such expiration to the extent that the option was exercisable at the time of such termination.

    (g) NONTRANSFERABILITY OF OPTIONS: Options granted under the Plan are generally not transferable other than by will or the laws of descent and distribution, and may be exercised during the optionee's lifetime only by the optionee.

    (h) OTHER PROVISIONS: The stock option agreement may contain other terms, provisions and conditions not inconsistent with the Plan as may be determined by the Administrator.

    ADJUSTMENTS UPON CHANGES IN CAPITALIZATION. In the event that the stock of the Company changes by reason of any stock split, reverse stock split, stock dividend, combination, reclassification or other similar change in the capital structure of the Company effected without the receipt of consideration, appropriate adjustments shall be made in the number and class of shares of stock subject to the Plan, the number and class of shares of stock subject to any option or stock purchase right outstanding under the Plan, and the exercise price of any such outstanding option or stock purchase right.

    In the event of a liquidation or dissolution, any unexercised options or stock purchase rights will terminate.

    In connection with any merger, consolidation, acquisition of assets or like occurrence involving the Company, each outstanding option or stock purchase right may be assumed or an equivalent option substituted by the successor corporation. If the successor corporation refuses to assume the options or to substitute substantially equivalent options, the optionee shall have the right to exercise the option as to all the optioned stock, including shares not otherwise exercisable. In such event, the option is fully exercisable for thrity
(30) days from the date of such notice and that the option terminates upon expiration of such period.

    AMENDMENT AND TERMINATION OF THE PLAN. The Board may amend, alter, suspend or terminate the Plan, or any part thereof, at any time and for any reason. However, the Company shall obtain stockholder approval for any amendment to the Plan to the extent necessary to comply with Section 162(m) of the Code, or any similar rule or statute. No such action by the Board or stockholders may alter or impair any option or stock purchase right previously granted under the Plan without the written consent of the optionee. Unless terminated earlier, the Plan shall terminate ten years from the date of its approval by the stockholders or the Board of the Company, whichever is earlier.

                        FEDERAL INCOME TAX CONSEQUENCES

    NONSTATUTORY STOCK OPTIONS. An optionee does not recognize any taxable income at the time he or she is granted a nonstatutory stock option. Upon exercise, the optionee recognizes taxable income generally measured by the excess of the then fair market value of the shares over the exercise price. Any taxable income recognized in connection with an option exercise by an employee of the Company is subject to tax withholding by the Company. The Company is entitled to a deduction in the same amount as the ordinary income recognized by the optionee. Upon a disposition of such shares by the optionee, any difference between the sale price and the optionee's exercise price, to the extent not recognized as taxable income as provided above, is treated as long-term or short-term capital gain or loss, depending on the holding period.

    THE FOREGOING IS ONLY A SUMMARY OF THE EFFECT OF FEDERAL INCOME TAXATION UPON OPTIONEES AND THE COMPANY WITH RESPECT TO THE GRANT AND EXERCISE OF OPTIONS UNDER THE PLAN. IT DOES NOT PURPORT TO BE COMPLETE, AND DOES NOT DISCUSS THE TAX CONSEQUENCES OF THE EMPLOYEE'S OR CONSULTANT'S DEATH OR THE PROVISIONS OF THE INCOME TAX LAWS OF ANY MUNICIPALITY, STATE OR FOREIGN COUNTRY IN WHICH THE EMPLOYEE OR CONSULTANT MAY RESIDE.

                                 REQUIRED VOTE

    The affirmative vote of the holders of a majority of the shares represented and voting at the Annual Meeting is required to approve the adoption of the 1999 Director Option Plan.

                    THE BOARD OF DIRECTORS RECOMMENDS A VOTE
               FOR THE APPROVAL OF THE 1999 DIRECTOR OPTION PLAN

                                 PROPOSAL NO. 4
       APPROVAL OF AMENDED AND RESTATED 1991 EMPLOYEE STOCK PURCHASE PLAN

    The Board of Directors adopted the 1991 Employee Stock Purchase Plan (the "ESPP") in 1991 and stockholders approved the ESPP in February 1992. Under the ESPP as originally adopted, 500,000 shares of the Company's Common Stock (subject to adjustment for any dividend, stock split or other relevant changes in the Company's capitalization) were reserved for issuance. In February 1996, the stockholders approved an amended and restated ESPP pursuant to which amendment 150,000 additional shares were authorized. In February 1998, the stockholders approved an amended and restated ESPP pursuant to which amendment 150,000 additional shares were authorized. As of September 30, 1999, a total of 1,012,303 shares had been issued under the ESPP from its inception.

                                    PROPOSAL

    In November 1999, the Board of Directors amended the ESPP to increase the shares reserved by 350,000 shares. At the annual meeting, the stockholders are being asked to approve the amendment to increase the number of shares reserved under the ESPP.

SUMMARY OF EMPLOYEE STOCK PURCHASE PLAN

    Certain features of the Purchase Plan are outlined below.

    PURPOSE. The purpose of the Purchase Plan is to provide employees of the Company and its subsidiary with an opportunity to purchase Common Stock of the Company through accumulated payroll deductions. It is the intention of the Company to have the Purchase Plan qualify as an "Employee Stock Purchase Plan" under Section 423 of the Code, as amended. The provisions of the Purchase Plan shall, accordingly, be construed so as to extend and limit participation in a manner consistent with the requirements of that section of the Code.

    ADMINISTRATION. The Purchase Plan may be administered by the Board of Directors or a committee appointed by the Board (the "Administrator") and is currently administered by the Stock Option Committee of the Board. Every finding, decision and determination by the Administrator shall, to the full extent permitted by law, be final and binding upon all parties.

    ELIGIBILITY. Employees are eligible to participate if they are regularly employed by the Company for at least 20 hours per week and more than five months per calendar year and have been an employee of the Company or a subsidiary since at least 2 weeks prior to the Offering Period Commencement Date. Participation in the Purchase Plan ends automatically on termination of employment with the Company. Eligible employees may become a participant by completing a subscription agreement authorizing payroll deductions and filing it with the Company's payroll office at least ten business days prior to the applicable enrollment date.

    OFFERING PERIODS. The Purchase Plan is implemented by consecutive six month offering periods commencing on the first trading day on or after December 1 and June 1 of each year.

    PURCHASE PRICE. The purchase price per share of the shares offered under the Purchase Plan in a given offering period shall be the lower of 85% of the fair market value of the Common Stock on the enrollment date or 85% of the fair market value of the Common Stock on the exercise date. The fair market value of the Common Stock on a given date shall be the closing sale price of the Common Stock for such date as reported by the New York Stock Exchange.

    PAYROLL DEDUCTIONS. The purchase price for the shares is accumulated by payroll deductions during the offering period. The deductions may not exceed 10% of a participant's eligible compensation, which is defined in the plan to include all regular straight time earnings and any payments for overtime, shift premiums, commissions, incentive compensation, incentive payments, regular bonuses and other compensation for a given offering period. A participant may discontinue his or her participation in the Purchase Plan at any time during the offering period. Payroll deductions shall commence on the first payday following the enrollment date, and shall end on the exercise date of the offering period unless sooner terminated as provided in the Purchase Plan.

    GRANT AND EXERCISE OF OPTION. The maximum number of shares placed under option to a participant in an offering is that number determined by dividing the amount of the participant's total payroll deductions to be accumulated prior to an exercise date by the lower of 85% of the fair market value of the Common Stock at the beginning of the offering period or on the exercise date. Unless a participant withdraws from the Purchase Plan, such participant's option for the purchase of shares will be exercised automatically on each exercise date for the maximum number of whole shares at the applicable price.

    Notwithstanding the foregoing, no employee will be permitted to subscribe for shares under the Purchase Plan if, immediately after the grant of the option, the employee would own 5% or more of the voting power or value of all classes of stock of the Company or of any of its subsidiaries (including stock which may be purchased under the Purchase Plan or pursuant to any other options), nor shall any employee be granted an option which would permit the employee to buy under all employee stock purchase plans of the Company more than $25,000 worth of stock (determined at the fair market value of the shares at the time the option is granted) in any calendar year.

    (a) WITHDRAWAL; TERMINATION OF EMPLOYMENT. Employees may end their participation in the offering at any time during the offering period, and participation ends automatically on termination of employment with the Company. A participant may withdraw all, but not less than all, of the payroll deductions credited to such participant's account and not yet used by giving written notice to the Company.

    (b) TRANSFERABILITY. No rights or accumulated payroll deductions of a participant under the Purchase Plan may be assigned, transferred, pledged or otherwise disposed of in any way (other than by will, the laws of descent and distribution or by designation of a beneficiary as provided in the Purchase
Plan) and any such attempt may be treated by the Company as an election to withdraw from the Purchase Plan.

    (c) ADJUSTMENTS UPON CHANGES IN CAPITALIZATION, DISSOLUTION, MERGER, ASSET SALE OR CHANGE OF CONTROL. Subject to any required action by the stockholders of the Company, the shares reserved under the Purchase Plan, as well as the price per share of Common Stock covered by each option under the Purchase Plan which has not yet been exercised, shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, or any other increase or decrease in the number of shares of Common Stock effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been "effected without receipt of consideration." Such adjustment shall be made by the Board, whose determination in that respect shall be final, binding and conclusive. In the event of the proposed dissolution or liquidation of the Company, the offering period will terminate immediately prior to the consummation of such proposed action, unless otherwise provided by the Board. In the event of a proposed sale of all or substantially all the assets of the Company or a merger of the Company with or into another corporation, the Purchase Plan provides that each option under the plan be assumed or an equivalent option be substituted by the successor or purchaser corporation, unless the Board determines to shorten the offering period.

    (d) AMENDMENT AND TERMINATION. The Board of Directors of the Company may at any time and for any reason terminate or amend the Purchase Plan. Except as provided in the Purchase Plan, no such termination can affect options previously granted, provided that an offering period may be terminated by the Board of Directors on any exercise date if the Board determines that the termination of the Purchase Plan is in the best interests of the Company and its stockholders. Except as provided in the Purchase Plan, no amendment may make any change in any option theretofore granted which adversely affects the rights of any participant. To the extent necessary to comply with Rule 16b-3 under the Securities Exchange Act of 1934, as amended, or under Section 423 of the Code (or any successor rule or provision or any other applicable law or regulation), the Company shall obtain stockholder approval of any amendment to the Purchase Plan in such a manner and to such a degree as required.

FEDERAL TAX INFORMATION FOR THE PURCHASE PLAN

    The Purchase Plan, and the right of participants to make purchases thereunder, is intended to qualify under the provisions of Sections 421 and 423 of the Code. Under these provisions, no income will be taxable to a participant until the shares purchased under the Plan are sold or otherwise disposed of. Upon sale or other disposition of the shares, the participant will generally be subject to tax, and the amount of the tax will depend upon the holding period. If the shares are sold or otherwise disposed of more than two years from the first day of the offering period, the participant will recognize ordinary income measured as the lesser of (a) the excess of the fair market value of the shares at the time of such sale or disposition over the purchase price, or (b) an amount equal to 15% of the fair market value of the shares as of the first day of the offering period. Any additional gain will be treated as long-term capital gain. If the shares are sold or otherwise disposed of before the expiration of this holding period, the participant will recognize ordinary income generally measured as the excess of the fair market value of the shares on the date the shares are purchased over the purchase price. Any additional gain or loss on such sale or disposition will be long-term or short-term capital gain or loss, depending on the holding period. The Company is not entitled to a deduction for amounts taxed as ordinary income or capital gain to a participant except to the extent of ordinary income recognized by participants upon a sale or disposition of shares prior to the expiration of the holding period(s) described above.

    THE FOREGOING IS ONLY A SUMMARY OF THE EFFECT OF FEDERAL INCOME TAXATION UPON THE PARTICIPANT AND THE COMPANY WITH RESPECT TO THE SHARES PURCHASED UNDER THE PURCHASE PLAN. REFERENCE SHOULD BE MADE TO THE APPLICABLE PROVISIONS OF THE CODE. IN ADDITION, THE SUMMARY DOES NOT DISCUSS THE TAX CONSEQUENCES OF A PARTICIPANT'S DEATH OR THE INCOME TAX LAWS OF ANY STATE OR FOREIGN COUNTRY IN WHICH THE PARTICIPANT MAY RESIDE.

                                 REQUIRED VOTE

    If a quorum is present, the affirmative vote of the holders of a majority of the shares of Common Stock present or represented at the Meeting and voting on the matter is required for approval of Proposal No. 4.

    THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF THE AMENDED AND
                   RESTATED 1991 EMPLOYEE STOCK PURCHASE PLAN

                                 PROPOSAL NO. 5
              RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

    The Board of Directors, on the recommendation of its Audit Committee, has selected the firm of Ernst & Young LLP as the Company's independent auditors for the fiscal year ending September 30, 2000 and is asking stockholders to ratify this appointment. In the event the ratification of the stockholders of the appointment of Ernst & Young LLP as the Company's independent auditors is not obtained, the Board will reconsider such appointment.

    Representatives of Ernst & Young LLP are expected to be present at the Meeting. They will have the opportunity to make a statement if they desire to do so and are also expected to be available to respond to appropriate questions from stockholders.

                                 REQUIRED VOTE

    If a quorum is present, the affirmative vote of a majority of the Votes Cast is required for approval of Proposal No. 5.

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" RATIFICATION OF
                        APPOINTMENT OF ERNST & YOUNG LLP
                   AS THE COMPANY'S INDEPENDENT AUDITORS FOR
                   THE FISCAL YEAR ENDING SEPTEMBER 30, 2000

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

    The following table sets forth certain information as of the Record Date with respect to the Common Stock owned beneficially by (i) any person who is known to the Company to be the beneficial owner of more than five percent of its Common Stock, (ii) each director and director-nominee of the Company, (iii) the Chief Executive Officer and each other executive officer of the Company included in the Summary Compensation Table (collectively, the "Named Officers"), and
(iv) all current directors and executive officers of the Company as a group. Except as otherwise indicated in the footnotes to the table, to the Company's knowledge, the persons named in the table have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them, subject to community property laws where applicable.

                                                             AMOUNT AND NATURE OF   PERCENT OF COMMON
NAME OF BENEFICIAL OWNER                                     BENEFICIAL OWNERSHIP   STOCK OUTSTANDING
------------------------                                     --------------------   -----------------
Intel Corporation(1) .....................................         1,968,936               8.2%
  2200 Mission College Boulevard, Santa Clara, CA
  95052-8119
Fidelity Management(2) ...................................         1,759,000               7.3%
  82 Devonshire Street, Boston, MA 02109
Sanford C. Bernstein(3)...................................         1,758,000               7.3%
George C. Huang(4)(8).....................................           860,693               3.6%
Jack Kay(8)...............................................           588,934               2.5%
Anthony Sun(5)(8).........................................           580,367               2.4%
Ronald D. Fisher(6).......................................           474,489               2.0%
Albert E. Sisto(8)........................................
Wayne Cantwell(8).........................................            72,865                 *
William E. Meyer(8).......................................            17,439                 *
Anthony Morris(6)(8)......................................            47,125                 *
Stuart J. Nichols(8)......................................            27,118                 *
All current directors and executive officers as a group
  (11 persons)(8).........................................         3,015,983              12.6%

------------------------

 * Ownership is less than 1%

(1) Based on information provided pursuant to Schedule 13D filed with the Securities and Exchange Commission by Intel Corporation ("Intel"). Includes 1,073,965 shares with respect to which Intel may acquire beneficial ownership at or within 60 days after the Record Date.

(2) Based on information provided pursuant to Schedule 13D filed with the Securities and Exchange Commission by Fidelity Management.

(3) Based on information provided pursuant to Schedule 13D filed with the Securities and Exchange Commission by Sanford C. Bernstein.

(4) Includes (i) 17,862 shares held by Margaret Huang, and (ii) 18,040 shares held by Dwight Huang, Mr. Huang's wife and son, respectively. Also includes 168,565 and 30,625 shares issuable pursuant to options exercisable within 60 days of the Record Date by Mr. Huang and his wife, respectively.
    Mr. Huang disclaims beneficial ownership of shares held by his wife and son.

(5) Includes (i) 510,413 shares held by Venrock Associates, Mr. Sun, a director of Phoenix, is a general partner of Venrock Associates. Mr. Sun disclaims beneficial ownership of shares held by such entities, except to the extent of his pecuniary interest therein.

(6) Includes 28,000 shares owned by Mr. Fisher, 3,300 shares held in the name of Mr. Fisher's spouse; 2,000 shares held in the name of Mr. Fisher's son; and 2,000 shares held in the name of Mr. Fisher's daughter. Mr. Fisher has no voting power or investment power and disclaims beneficial ownership with respect to the shares owned by his wife, son and daughter.

(7) Includes 5,000 shares owned by Mr. Morris and 5,000 shares held in a custodial account for his minor daughters

(8) Includes an aggregate of 1,806,516 shares as to which the named persons could acquire beneficial ownership at or within 60 days after October 31, 1999. As to each named person, such amounts are as follows:
    Mr. Fisher--439,187; Mr. Huang--249,982; Mr. Kay--568,124; Mr. Sun--69,954;
    Mr. Sisto--0; Mr. Cantwell--60,329; Mr. Meyer--17,439; Mr. Morris--37,125;
    Mr. Nichols--24,375.

                             EXECUTIVE COMPENSATION

    The following table sets forth information concerning the compensation of
(i) all Chief Executive Officers of the Company and (ii) the four other most highly compensated executive officers of the Company (based on salary plus bonus for the Last Fiscal Year) who were serving as such at the end of the Last Fiscal
Year:

                           SUMMARY COMPENSATION TABLE

                                                                                                      LONG TERM COMPENSATION
                                                                   ANNUAL COMPENSATION             ----------------------------
                                                          --------------------------------------   SECURITIES       AWARDS
                                                FISCAL                            OTHER ANNUAL     UNDERLYING      ALL OTHER
NAME AND PRINCIPAL POSITION                      YEAR     SALARY($)   BONUS($)   COMPENSATION($)   OPTIONS(#)   COMPENSATION($)
---------------------------                    --------   ---------   --------   ---------------   ----------   ---------------
Jack Kay ....................................    1999     $215,000          --            --         50,000         133,306(2)(3)
  Former President and Chief Executive           1998      275,000          --                       50,000              --
  Officer(1)                                     1997      251,750    $159,813                            0              --

Albert E. Sisto(4) ..........................    1999      107,386          --            --        530,000              --
  President and Chief Executive Officer          1998           --          --            --             --              --
                                                 1997           --          --            --             --              --

George C, Huang(5) ..........................    1999      265,173      71,250            --         45,000           1,000(3)
  Sr. Vice President,                            1998           --          --            --             --              --
  Business Development                           1997           --          --            --             --              --

Wayne Cantwell(6) ...........................    1999      199,167      76,762            --         66,000           1,000(3)
  President, inSilicon Division                  1998      161,750      31,601            --             --          16,595(7)
                                                 1997      141,417      34,536            --             --           4,800(8)

Stuart J. Nichols(9) ........................    1999      165,000          --            --         10,000           1,000(3)
  Vice President, General Counsel                1998      150,000       2,324            --         35,000              --
  And Secretary                                  1997       53,826      15,275            --             --              --

William E. Meyer(10) ........................    1999      141,667      30,060            --         75,000              --
  Vice President, Finance and                    1998       81,006       9,450            --             --          20,000(11)
  Chief Financial Officer                        1997           --          --            --             --              --

------------------------

(1) Mr. Kay resigned as President and Chief Executive Officer on June 21, 1999.

(2) Includes following amounts related to Mr. Kay's resignation:
    severance--$77,500; accrued vacation--$29,806; personal expenses--$25,000.

(3) Includes $1000 contributed by the Company to individual's 401(k) account.

(4) Mr. Sisto was appointed as President and Chief Executive Officer on June 21, 1999.

(5) Mr. Huang joined the Company in September 1998 when Award was acquired by the Company.

(6) Mr. Cantwell became President of the inSilicon Division in November, 1999.

(7) Includes $9,545 in relocation expenses and $7,050 automobile allowance.

(8) Includes $4,800 automobile allowance.

(9) Mr. Nichols joined the Company on May 13, 1997. His fiscal 1997 bonus was guaranteed and paid on a prorated basis.

(10) Mr. Meyer joined the Company in April, 1998 as Contoller and was promoted to Chief Financial Officer in June, 1999.

(11) Includes $20,000 in relocation expenses.

                                 STOCK OPTIONS

    The following tables set forth the stock options granted to each of the Named Officers under the Company's stock option plans and the options exercised by such Named Executive Officers during the fiscal year ended September 30, 1999:

                          OPTION GRANTS IN FISCAL 1999

                                                                            POTENTIAL REALIZABLE VALUE
                       NUMBER OF   % OF TOTAL   EXERCISE   EXPIRATION   ----------------------------------
NAME                    OPTIONS      GRANTS      PRICE        DATE        @ 0%        @ 5%        @ 10%
----                   ---------   ----------   --------   ----------   --------   ----------   ----------
Jack Kay.............    50,000        1.6%     $ 8.5625    05/06/09    $     --   $  269,246   $  682,321
Albert E. Sisto......   530,000       16.7%     $11.0000    06/10/09    $     --   $3,666,456   $9,291,519
George C. Huang......    45,000        1.4%     $ 7.0000    10/30/08    $     --   $  198,102   $  502,029
Wayne Cantwell.......    31,000        1.0%     $ 8.5000    03/31/09    $276,080   $  654,410   $1,234,844
Wayne Cantwell.......    35,000        1.1%     $ 9.3000    07/01/09    $     --   $  165,714   $  419,951
Stuart J. Nichols....    10,000        0.3%     $ 8.5625    05/06/09    $     --   $   53,849   $  136,464
William E. Meyer.....    45,000        1.4%     $11.1250    06/17/09    $     --   $   91,976   $  233,085
                         10,000        0.3%     $10.8130    05/28/09    $     --   $   68,002   $  172,331
                         20,000        0.6%     $ 7.3125    02/26/09    $     --   $  314,840   $  797,867

------------------------

(1) All of the above stock options are subject to the terms of the Company's 1999 Stock Plan and are exercisable only as they vest. The options granted to each executive officer vest and become exercisable over a four-year period, provided the optionee continues to be employed by the Company.

(2) All options were granted at an exercise price equal to the fair market value of the Company's Common Stock on the date of grant. The exercise price may be paid in cash, in shares of the Company's Common Stock valued at fair market value on the exercise date, or through a cashless exercise involving a same-day sale of all or part of the purchased shares.

(3) These columns reflect the potential realizable value of each grant assuming the market value of the Company's stock appreciates at 5% and 10% annually from the date of grant over the term of the option. There is no assurance that the actual stock price appreciation over the 10-year option term will be at the assumed 5% or 10% levels or at any other level. Unless the market price of the stock does in fact appreciate over the option term, no value will be realized from the option grants.

                   AGGREGATED OPTION EXERCISES IN FISCAL 1999
                       AND FISCAL YEAR-END OPTION VALUES

                                                                          NUMBER OF SECURITIES        VALUE OF UNEXERCISED
                                                                         UNDERLYING UNEXERCISED           IN-THE-MONEY
                                        SHARES             VALUE       OPTIONS AT FY END (#)(2)     OPTIONS AT FY END ($)(3)
                                      ACQUIRED ON        REALIZED      --------------------------  ---------------------------
NAME                                 EXERCISE (#)         ($)(1)       EXERCISABLE  UNEXERCISABLE  EXERCISABLE   UNEXERCISABLE
---------------------------------  -----------------  ---------------  -----------  -------------  ------------  -------------
Jack Kay.........................              0                 0        655,125         40,625   $  4,339,032       106,641
Albert E. Sisto..................              0                 0              0        530,000              0        99,375
George C. Huang..................              0                 0        210,936        134,189      1,251,412       616,422
Wayne Cantwell...................              0                 0         34,439         71,561        141,857       213,442
Stuart J. Nichols................              0                 0          1,875          8,125          4,922        21,328
William E. Meyer.................              0                 0          6,188         69,812         11,489        78,133

------------------------

(1) These amounts represent the fair market value of the shares underlying the stock options on the date of exercise less the stock option exercise price.

(2) These options were granted on various dates during fiscal years 1991 through 1998.

(3) These amounts represent the difference between the exercise price of the stock options and the closing price of Phoenix Common Stock on September 30, 1999 for all options held by each Named Officer.

             EMPLOYMENT CONTRACTS AND TERMINATION OF EMPLOYMENT AND
                         CHANGE-IN-CONTROL ARRANGEMENTS

    In January, 1999 Mr. Kay and the Company entered into a Severance Agreement covering the terms of this employment as President and Chief Executive Officer. The Agreement provided for a base salary of $310,000 per year, eligibility to participate in employee benefit plans and severance benefits upon Mr. Kay's termination or resignation. These severance benefits provide for severance payments equal to 12 months base pay; continuation of medical benefits under COBRA; travel expenses of $25,000 per year for each year Mr. Kay was a resident of California plus $60,000; payment of an executive bonus as determined by the Compensation Committee, moving expenses, use of office equipment; and continued vesting of certain previously granted stock options. The Agreement also contains covenants not to compete with the Company or to solicit employees.

    In June, 1999 Mr. Sisto and the Company executed offer letter setting forth Mr. Sisto's terms of employment. The offer letter provided for a base salary of $350,000 per year, eligibility for a performance bonus targeted at 50% of base salary, a grant of 530,000 non-qualified stock options and eligibility for employee benefit plans. The agreement also provides for accelerated vesting of stock options in the event of change of control of The Company and severance payments equal up to 18 months base pay.

    Mr. Cantwell and The Company entered into and Incentive and Severance agreement in July 1999 that sets forth terms of Mr. Cantwell's employment. The agreement provides for a base salary of $200,000, eligibility for a cash bonus plan, participation in employee benefit plans, and performance-based stock option grants. The agreement also provides for guaranteed severance pay equal to 12 months base salary, continuation of medical benefits through COBRA and covenants not to compete or solicit employees.

                      REPORT OF THE COMPENSATION COMMITTEE

    The Compensation Committee of the Board (the "Committee") has responsibility for setting and administering the policies which govern executive compensation. The Committee is composed entirely of outside Directors. Reports of the Committee's actions are presented to the full Board. The purpose of this report is to summarize the philosophical principles, specific program objectives and other factors considered by the Committee in reaching its determinations regarding the compensation of the Company's executive officers.

GENERAL COMPENSATION PHILOSOPHY

    The Committee has approved principles for the management compensation program which:

    - encourage the development and the achievement of strategic objectives that enhance long-term stockholder value,

    - attract, maintain and motivate key personnel who contribute to long-term success of the Company, and

    - provide a compensation package that recognizes individual contributions and Company performance.

COMPENSATION METHODOLOGY

    The Company strives to provide a comprehensive executive compensation program that is competitive and performance-based in order to attract and retain superior executive talent. When establishing salaries, bonus levels and stock option awards the Committee reviews market data, assesses the Company's competitive position and considers: (1) the Company's financial performance during the past year, (2) the individual's performance during the past year and
(3) the salaries of executive officers in similar positions of companies of comparable size and other companies within the computer software industry. With respect to executive officers other than the CEO, the Committee places considerable weight upon the recommendation of the CEO. In addition, consideration is also given to the particular objectives or priorities that the CEO or the Board wishes the executive to focus on in the coming year.

COMPONENTS OF COMPENSATION

        BASE SALARY. Base salaries for all executive officer positions are targeted to be competitive with the average salaries of comparable executives at technology companies of similar size and are intended to reflect consideration of an officer's experience, business judgment and role in developing and implementing overall business strategy for the Company.

        BONUSES. Bonuses for executive officers are intended to reflect the Company's belief that a significant portion of the annual compensation of the executive should be contingent upon the performance of the Company, as well as the individual's contribution. Bonuses are paid on an annual or quarterly bases and are based on quantitative and subjective factors, including the pre-tax profitability of the Company, business development, operational performance, earnings per share and other measures of performance appropriate to the officer compensated.

        LONG TERM INCENTIVES. Long term incentive-based compensation for executive officers is realized through the granting of stock options. The stock option program directly links a portion of compensation to the interests of stockholders by providing an incentive to maximize stockholder value. Stock options generally have value for the executive only if the price of the Company's stock increases above the fair market value on the grant date and the executive remains in the Company's employ for the period required for the shares to vest.

COMPENSATION OF CHIEF EXECUTIVE OFFICERS DURING FISCAL 1999

    Compensation for the CEO is determined through a process similar to that discussed above for executive officers in general. As indicated above, the Company's compensation program is designed to achieve corporate financial goals and other strategic objectives. This pay-for-performance program is most clearly exemplified in the compensation of the Company's Chief Executive Officer.

    In setting compensation levels for the Chief Executive Officer, the Compensation Committee reviewed competitive information reflecting the relevant compensation data for chief executive officers of companies of comparable size within the software industry. As a result of this review, Mr. Kay's salary was increased in fiscal year 1999 however Mr. Kay was not paid a bonus. The decision by the Compensation Committee to increase Mr. Kay's base compensation and not pay a bonus was primarily based on the Company's overall performance.
Mr. Sisto's compensation level was determined using generally the same considerations described above.

MEMBERS OF THE COMPENSATION COMMITTEE

RONALD FISHER

ANTHONY P. MORRIS

ANTHONY SUN

                              CERTAIN TRANSACTIONS

    INTEL CORPORATION: In December 1995, the Company and Intel Corporation entered into two primary agreements: a technology agreement under which Phoenix licensed certain of its software products for use by Intel on its motherboard products for the desktop and server markets; and a Common Stock and Warrant Purchase Agreement under which Intel agreed to purchase 894,971 shares of Phoenix common stock and a warrant to purchase an additional 1,073,281 shares of common stock. The aggregate purchase price for the shares and the warrant was $10.8 million. The warrant vests and becomes exercisable in four installments over a five year period from the date of the agreement; the exercise price of the warrant increases annually from $12.88 to $15.22. The sale of the shares and the warrant was concluded in February 1996 following the completion of certain closing conditions.

      COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT OF 1934

    Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's directors, executive officers, and persons who own more than 10% of a registered class of the Company's equity securities to file with the Securities and Exchange Commission (the "SEC") reports of ownership and changes of ownership of the Company's Common Stock and other equity securities. Executive officers, directors and 10% stockholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

    To the Company's knowledge, based solely on review of the copies of such reports furnished to the Company during, and with respect to, its most recent fiscal year and written representations that no other reports were required, the filing requirements of Section 16(a) applicable to its executive officers, directors and 10% stockholders were satisfied.

          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    The members of the Compensation Committee of the Company's Board of Directors at the end of fiscal 1999 were Messrs. Fisher, Morris and Sun, all of whom are non-employee Directors.

                        COMPANY STOCK PRICE PERFORMANCE

    The graph below compares the cumulative total stockholder return on the Common Stock of the Company from September 30, 1994 to September 30, 1999 with the cumulative total return on the Standard and Poor's 500 and the Standard and Poor's Computer Software and Services market indices over the same period, assuming the investment of $100 in the Company's Common Stock and in each of the indices on September 30, 1994 and the reinvestment of all dividends.

                COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN*
        AMONG PHOENIX TECHNOLOGIES LTD., THE STANDARD & POOR'S 500 INDEX
          AND THE STANDARD & POOR'S COMPUTER SOFTWARE & SERVICES INDEX

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

                PHOENIX        S&P 500     S&P COMPUTERS
                TECHNOLOGIES                    (SOFTWARE &
                        LTD.                      SERVICES)
9/94                     100        100                 100
9/95                     224        130                 146
9/96                     307        156                 211
9/97                     264        219                 348
9/98                     100        239                 479
9/99                     199        306                 777

          *$100 INVESTED ON 9/30/94 IN STOCK OR INDEX -
          INCLUDING REINVESTMENT OF DIVIDENDS.
          FISCAL YEAR ENDING SEPTEMBER 30.

                                                                                      CUMULATIVE TOTAL RETURN
                                                                  ----------------------------------------------------------------
                                                                    9/94       9/95       9/96       9/97       9/98       9/99
                                                                  ---------  ---------  ---------  ---------  ---------  ---------
PHOENIX TECHNOLOGIES LTD.                                               100        224        307        264        100        199
S&P 500                                                                 100        130        156        219        239        306
S&P COMPUTERS (SOFTWARE & SERVICES)                                     100        146        211        348        479        777

    We do not expect any matters not listed in the Proxy Statement to come before this meeting. If any other matter is presented, your signed proxy card gives the individuals named as proxyholders the authority to vote your shares to the extent authorized by Rule 14a-4(c) under the Securities Exchange Act of 1934 (The "Exchange Act") which would include matters that the proxyholders did not know were to be presented 45 days before the anniversary of last year's proxy statement.

                DEADLINE FOR SUBMISSION OF STOCKHOLDER PROPOSALS

    Proposals of stockholders intended to be presented at the 2001 Annual Meeting of Stockholders must be received by the Company at its principal office in San Jose, California, not later than September 1, 2000 for inclusion in the proxy statement for that meeting.

                                          By Order of the Board of Directors

                                          Linda V. Moore, SECRETARY

San Jose, California
December 27, 1999

                                   APPENDIX A
                           PHOENIX TECHNOLOGIES LTD.
                           1999 DIRECTORS OPTION PLAN

                           PHOENIX TECHNOLOGIES LTD.
                           1999 DIRECTOR OPTION PLAN

     1. PURPOSES OF THE PLAN. The purposes of this 1999 Director Option Plan are to attract and retain the best available personnel for service as Outside Directors (as defined herein) of the Company, to provide additional incentive to the Outside Directors of the Company to serve as Directors, and to encourage their continued service on the Board.

    All options granted hereunder shall be nonstatutory stock options.

     2.  DEFINITIONS.  As used herein, the following definitions shall apply:

        (a) "BOARD" means the Board of Directors of the Company.

        (b) "CODE" means the Internal Revenue Code of 1986, as amended.

        (c) "COMMON STOCK" means the common stock of the Company.

        (d) "COMPANY" means Phoenix Technologies Ltd., a Delaware corporation.

        (e) "DIRECTOR" means a member of the Board.

        (f) "DISABILITY" means total and permanent disability as defined in section 22(e)(3) of the Code.

        (g) "EMPLOYEE" means any person, including officers and Directors, employed by the Company or any Parent or Subsidiary of the Company. The payment of a Director's fee by the Company shall not be sufficient in and of itself to constitute "employment" by the Company.

        (h) "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

        (i) "FAIR MARKET VALUE" means, as of any date, the value of Common Stock determined as follows:

           (i) If the Common Stock is listed on any established stock exchange or a national market system, including without limitation the Nasdaq National Market or The Nasdaq SmallCap Market of The Nasdaq Stock Market, its Fair Market Value shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such exchange or system on the day of determination as reported in THE WALL STREET JOURNAL or such other source as the Administrator deems reliable;

           (ii) If the Common Stock is regularly quoted by a recognized securities dealer but selling prices are not reported, the Fair Market Value of a Share of Common Stock shall be the mean between the high bid and low asked prices for the Common Stock on the day of determination, as reported in THE WALL STREET JOURNAL or such other source as the Board deems reliable; or

          (iii) In the absence of an established market for the Common Stock, the Fair Market Value thereof shall be determined in good faith by the Board.

        (j) "INSIDE DIRECTOR" means a Director who is an Employee.

        (k) "OPTION" means a stock option granted pursuant to the Plan.

        (l) "OPTIONED STOCK" means the Common Stock subject to an Option.

        (m) "OPTIONEE" means a Director who holds an Option.

        (n) "OUTSIDE DIRECTOR" means a Director who is not an Employee.

        (o) "PARENT" means a "parent corporation," whether now or hereafter existing, as defined in Section 424(e) of the Code.

        (p) "PLAN" means this 1999 Director Option Plan.

        (q) "SHARE" means a share of the Common Stock, as adjusted in accordance with Section 10 of the Plan.

        (r) "SUBSIDIARY" means a "subsidiary corporation," whether now or hereafter existing, as defined in Section 424(f) of the Internal Revenue Code of 1986.

     3. STOCK SUBJECT TO THE PLAN. Subject to the provisions of Section 10 of the Plan, the maximum aggregate number of Shares which may be optioned and sold under the Plan is 150,000 Shares (the "Pool"). The Shares may be authorized, but unissued, or reacquired Common Stock.

    If an Option expires or becomes unexercisable without having been exercised in full, the unpurchased Shares which were subject thereto shall become available for future grant or sale under the Plan (unless the Plan has terminated). Shares that have actually been issued under the Plan shall not be returned to the Plan and shall not become available for future distribution under the Plan.

     4.  ADMINISTRATION AND GRANTS OF OPTIONS UNDER THE PLAN.

        (a) PROCEDURE FOR GRANTS. All grants to Outside Director under this Plan shall be automatic in accordance with the following provisions:

           (i) Each Outside Director shall be automatically granted an Option to purchase 40,000 Shares (the "First Option") on the date on (A) the date on which such person first becomes an Outside Director, whether through election by the stockholders of the Company or appointment by the Board to fill a vacancy; provided, however, that an Inside Director who ceases to be an Inside Director but who remains a Director shall not receive a First Option.

           (ii) Each Outside Director shall be automatically granted an Option to purchase 15,000 Shares (a "Subsequent Option") promptly after the anniversary date on which each director became an Outside Director provided he or she is then an Outside Director and if as of such date, he or she shall have served on the Board for at least the preceding six
       (6) months.

          (iii) Notwithstanding the provisions of subsections (i) and
       (ii) hereof, any exercise of an Option granted before the Company has obtained stockholder approval of the Plan in accordance with Section 16 thereof shall be conditioned upon obtaining stockholder approval of the Plan in accordance with Section 16 hereof.

           (iv) The terms of a First Option granted hereunder shall be as follows:

               (A) the term of the First Option shall be ten (10) years.

               (B) the First Option shall be exercisable only while the Outside Director remains a Director of the Company, except as set forth in Sections 8 and 10 hereof.

               (C) the exercise price per Share shall be 100% of the Fair Market Value per Share on the date of grant of the First Option.

               (D) the First Option shall vest and become exercisable for 100% of the shares subject to the First Option on the date of grant.

           (v) The terms of a Subsequent Option granted hereunder shall be as follows:

               (A) the term of the Subsequent Option shall be ten (10) years.

               (B) the Subsequent Option shall be exercisable only while the Outside Director remains a Director of the Company, except as set forth in Sections 8 and 10 hereof.

               (C) the exercise price per Share shall be 100% of the Fair Market Value per Share on the date of grant of the Subsequent Option.

               (D) the Subsequent Option shall vest and become exercisable for 100% of the shares subject to the Subsequent Option on the date of grant.

           (vi) In the event that any Option granted under the Plan would cause the number of Shares subject to outstanding Options plus the number of Shares previously purchased under Options to exceed the Pool, then the remaining Shares available for Option grant shall be granted under Options to the Outside Directors on a pro rata basis. No further grants shall be made until such time, if any, as additional Shares become available for grant under the Plan through action of the Board or the stockholders to increase the number of Shares which may be issued under the Plan or through cancellation or expiration of Options previously granted hereunder.

     5. ELIGIBILITY. Options may be granted only to Outside Directors. All Options shall be automatically granted in accordance with the terms set forth in
Section 4 hereof.

    The Plan shall not confer upon any Optionee any right with respect to continuation of service as a Director or nomination to serve as a Director, nor shall it interfere in any way with any rights which the Director or the Company may have to terminate the Director's relationship with the Company at any time.

     6. TERM OF PLAN. The Plan shall become effective upon the earlier to occur of its adoption by the Board or its approval by the stockholders of the Company as described in Section 16 of the Plan. It shall continue in effect for a term of ten (10) years unless sooner terminated under Section 11 of the Plan.

     7. FORM OF CONSIDERATION. The consideration to be paid for the Shares to be issued upon exercise of an Option, including the method of payment, shall consist of (i) cash, (ii) check, (iii) other shares which (x) in the case of Shares acquired upon exercise of an option, have been owned by the Optionee for more than six (6) months on the date of surrender, and (y) have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Shares as to which said Option shall be exercised, (iv) consideration received by the Company under a cashless exercise program implemented by the Company in connection with the Plan, or (v) any combination of the foregoing methods of payment.

     8.  EXERCISE OF OPTION.

        (a) PROCEDURE FOR EXERCISE; RIGHTS AS A SHAREHOLDER. Any Option granted hereunder shall be exercisable at such times as are set forth in
    Section 4 hereof; provided, however, that no Options shall be exercisable until stockholder approval of the Plan in accordance with Section 16 hereof has been obtained.

        An Option may not be exercised for a fraction of a Share.

        An Option shall be deemed to be exercised when notice of such exercise has been given to the Company in accordance with the terms of the Option by the person entitled to exercise the Option and full payment for the Shares with respect to which the Option is exercised has been received by the Company. Full payment may consist of any consideration and method of payment allowable under Section 7 of the Plan. Until the issuance (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company) of the stock certificate evidencing such Shares, no right to vote or receive dividends or any other rights as a stockholder shall exist with respect to the Optioned Stock, notwithstanding the exercise of the Option. A share certificate for the number of Shares so acquired shall be issued to the Optionee as soon as practicable after exercise of the Option. No adjustment shall be made for a dividend or other right for which the record date is prior to the date the stock certificate is issued, except as provided in Section 10 of the Plan.

        Exercise of an Option in any manner shall result in a decrease in the number of Shares which thereafter may be available, both for purposes of the Plan and for sale under the Option, by the number of Shares as to which the Option is exercised.

        (b)  TERMINATION OF CONTINUOUS STATUS AS A DIRECTOR.  Subject to
    Section 10 hereof, in the event an Optionee's status as a Director terminates (other than upon the Optionee's death or Disability), the Optionee may exercise his or her Option, but only within three (3) months following the date of such termination. To the extent that the Optionee does not exercise such Option (to the extent otherwise so entitled) within the time specified herein, the Option shall terminate.

        (c) DISABILITY OF OPTIONEE. In the event Optionee's status as a Director terminates as a result of Disability, the Optionee may exercise his or her Option, but only within twelve (12) months following the date of such termination (but in no event later than the expiration of its ten (10) year term). To the extent that the Optionee does not exercise such Option (to the extent otherwise so entitled) within the time specified herein, the Option shall terminate.

        (d) DEATH OF OPTIONEE. In the event of an Optionee's death, the Optionee's estate or a person who acquired the right to exercise the Option by bequest or inheritance may exercise the Option, but only within twelve
    (12) months following the date of death (but in no event later than the expiration of its ten (10) year term). To the extent that the Optionee's estate or a person who acquired the right to exercise such Option does not exercise such Option (to the extent otherwise so entitled) within the time specified herein, the Option shall terminate.

     9. NON-TRANSFERABILITY OF OPTIONS. Except as determined otherwise by the Board, the Option may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the Optionee, only by the Optionee.

    10. ADJUSTMENTS UPON CHANGES IN CAPITALIZATION, DISSOLUTION, MERGER OR ASSET SALE.

        (a) CHANGES IN CAPITALIZATION. Subject to any required action by the stockholders of the Company, the number of Shares covered by each outstanding Option, the number of Shares which have been authorized for issuance under the Plan but as to which no Options have yet been granted or which have been returned to the Plan upon cancellation or expiration of an Option, as well as the price per Share covered by each such outstanding Option, and the number of Shares issuable pursuant to the automatic grant provisions of Section 4 hereof shall be proportionately adjusted for any increase or decrease in the number of issued Shares resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, or any other increase or decrease in the number of issued Shares effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been "effected without receipt of consideration." Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of Shares subject to an Option.

        (b) DISSOLUTION OR LIQUIDATION. In the event of the proposed dissolution or liquidation of the Company, to the extent that an Option has not been previously exercised, it shall terminate immediately prior to the consummation of such proposed action.

        (c) MERGER OR ASSET SALE. In the event of a merger of the Company with or into another corporation or the sale of substantially all of the assets of the Company, outstanding Options may be assumed or equivalent options may be substituted by the successor corporation or a Parent or Subsidiary thereof (the "Successor Corporation"). If an Option is assumed or substituted for, the Option or equivalent option shall continue to be exercisable as provided in Section 4 hereof for so long as the Optionee serves as a Director or a director of the Successor Corporation. In addition, following such assumption or substitution, the Option shall remain exercisable in accordance with Sections 8(b) through
    (d) above.

    If the Successor Corporation does not assume an outstanding Option or substitute for it an equivalent option, the Board shall notify the Optionee that the Option shall be fully exercisable for a period of thirty (30) days from the date of such notice, and upon the expiration of such period the Option shall terminate.

    For the purposes of this Section 10(c), an Option shall be considered assumed if, following the merger or sale of assets, the Option confers the right to purchase or receive, for each Share of Optioned Stock subject to the Option immediately prior to the merger or sale of assets, the consideration (whether stock, cash, or other securities or property) received in the merger or sale of assets by holders of Common Stock for each Share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares). If such consideration received in the merger or sale of assets is not solely common stock of the successor corporation or its Parent, the Administrator may, with the consent of the successor corporation, provide for the consideration to be received upon the exercise of the Option, for each Share of Optioned Stock subject to the Option, to be solely common stock of the successor corporation or its Parent equal in fair market value to the per share consideration received by holders of Common Stock in the merger or sale of assets.

    11.  AMENDMENT AND TERMINATION OF THE PLAN.

        (a) AMENDMENT AND TERMINATION. The Board may at any time amend, alter, suspend, or discontinue the Plan, but no amendment, alteration, suspension, or discontinuation shall be made which would impair the rights of any Optionee under any grant theretofore made, without his or her consent. In addition, to the extent necessary and desirable to comply with any applicable law, regulation or stock exchange rule, the Company shall obtain stockholder approval of any Plan amendment in such a manner and to such a degree as required.

        (b) EFFECT OF AMENDMENT OR TERMINATION. Any such amendment or termination of the Plan shall not affect Options already granted and such Options shall remain in full force and effect as if this Plan had not been amended or terminated.

    12. TIME OF GRANTING OPTIONS. The date of grant of an Option shall, for all purposes, be the date determined in accordance with Section 4 hereof.

    13. CONDITIONS UPON ISSUANCE OF SHARES. Shares shall not be issued pursuant to the exercise of an Option unless the exercise of such Option and the issuance and delivery of such Shares pursuant thereto shall comply with all relevant provisions of law, including, without limitation, the Securities Act of 1933, as amended, the Exchange Act, the rules and regulations promulgated thereunder, state securities laws, and the requirements of any stock exchange upon which the Shares may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance.

    As a condition to the exercise of an Option, the Company may require the person exercising such Option to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares, if, in the opinion of counsel for the Company, such a representation is required by any of the aforementioned relevant provisions of law.

    Inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company's counsel to be necessary to the lawful issuance and sale of any

Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

    14. RESERVATION OF SHARES. The Company, during the term of this Plan, will at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan.

    15. OPTION AGREEMENT. Options shall be evidenced by written option agreements in such form as the Board shall approve.

    16. SHAREHOLDER APPROVAL. The Plan shall be subject to approval by the stockholders of the Company within twelve (12) months after the date the Plan is adopted. Such stockholder approval shall be obtained in the degree and manner required under applicable state and federal law and any stock exchange rules.

                             PROXY

                    PHOENIX TECHNOLOGIES LTD.


      THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned, revoking all prior proxies, hereby appoints Albert E. Sisto and Linda V. Moore, and each of them, with power of substitution, as proxies to represent and vote as designated herein all shares of stock of Phoenix Technologies Ltd. (the "Company") which the undersigned would be entitled to vote if personally present at the Annual Meeting of Stockholders of the Company to be held on February 1, 2000 at the Beverly Heritage Hotel located at 1820 Barber Lane, Milpitas, California, at 10:00 a.m., California time, and at any and all adjournments of that meeting.

THE PROXY, WHEN PROPERLY EXECUTED AND RETURNED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR ELECTION OF MESSRS. HUANG AND MORRIS AND FOR PROPOSALS 2, 3, 4 AND 5. IN THEIR DISCRETION, THE PROXIES ARE ALSO AUTHORIZED TO VOTE UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT OF THAT MEETING.

SEE REVERSE                                                      SEE REVERSE
   SIDE           CONTINUED AND TO BE SIGNED ON REVERSE SIDE         SIDE

                                DETACH HERE

/X/ PLEASE MARK
    VOTES AS IN
    THIS EXAMPLE.


    1. To elect George Huang and Anthony Morris to the Board of Directors as Class 1 Directors.

                    FOR                      WITHHELD
                    / /                         / /

       / /
          --------------------------------------------------
          For both nominees except as noted above


                                                         FOR   AGAINST  ABSTAIN
    2. To approve the amendment to the 1999 Stock Plan.  / /     / /     / /

    3. To approve the 1999 Director Stock Option Plan.   / /     / /     / /

    4. To approve the amendment to the 1991 Employee
       Stock Purchase Plan.                              / /     / /     / /

    5. To ratify the selection of Ernst & Young LLP
       as independent auditors for the current fiscal
       year.                                             / /     / /     / /


                               MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT / /

    PLEASE SIGN EXACTLY AS NAME APPEARS HEREON. IF THE STOCK IS REGISTERED IN THE NAMES OF TWO OR MORE PERSONS, EACH SHOULD SIGN. EXECUTIVES, ADMINISTRATORS, TRUSTEES, GUARDIANS, ATTORNEYS AND CORPORATE OFFICERS SHOULD ADD THEIR TITLES. PLEASE FILL IN, DATE, SIGN AND MAIL THIS PROXY IN THE ENCLOSED POSTAGE-PAID ENVELOPE.